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                                                                   EXHIBIT 10.67


                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of June 28, 1995 by and between LOMAS FINANCIAL CORPORATION, a Delaware corporation and its wholly-owned subsidiary, LOMAS MORTGAGE USA, INC., a Connecticut corporation, (jointly, the "Company") and MARK M. FELDMAN ("Executive").

         WHEREAS, the Company desires to employ Executive as its Executive Vice President and Chief Restructuring Officer ("EVP");

         WHEREAS, the parties intend that Executive shall also be a Director of the Company;

         WHEREAS, the Company and Executive desire to enter into an agreement (the "Agreement") embodying the terms of such employment;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

         1.      TERM OF EMPLOYMENT. Executive's employment by the Company
shall be for a term (the "Employment Term") which shall commence on July 1, 1995 (the "Commencement Date") and shall end on the later of one year from the Commencement Date and the date on which a plan of reorganization or liquidation of the Company under the Bankruptcy Code of the United States is confirmed, unless sooner terminated in accordance with the provisions of this Agreement.
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         2.      POSITION.

                 (a) During the Employment Term Executive shall serve as EVP and shall have such duties and authority as are consistent with such position. Executive shall report directly to the President of the Company. The goals and objectives of Executive's employment shall be formulated together with Eric D. Booth, President of the Company, consistent with strategic direction set by the Board of Directors of the Company. Executive shall, during the Employment Term, be nominated for election to the Board of Directors at any election called for the purpose of electing directors. Executive shall serve on the Board without additional compensation, provided, however, that nothing herein shall impair any accrued benefits arising from the prior service of Executive as a Director, which accrued benefits shall be an obligation of the Company and shall (if not paid sooner) be payable on the termination of employment under this or any subsequent employment agreement between Executive and the Company.

                 (b) During the Employment Term, Executive shall devote substantially all of his business time and best efforts to the performance of his duties hereunder and shall not engage in any other business, profession or occupation for compensation or otherwise, except such business interests and fiduciary obligations as are consistent with (but are not limited to) those currently being pursued by Executive to the extent that such interests and obligations do not materially interfere with Executive's performance of his duties for the Company.





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                 (c)      Executive shall be permitted to reside in the
location of his choice, but shall spend as much time in Dallas, Texas as he and the Company reasonably deem necessary to perform his duties hereunder.

         3. BASE SALARY. During the Employment Term, the Company shall pay Executive an annual base salary (the "Base Salary") at the rate of $300,000, payable in arrears, in accordance with the usual payment practices of the Company. Executive may also be eligible for bonus compensation at the discretion of the Company either by approval of the Board of Directors or by appropriate order of the Bankruptcy Court.

         4. EMPLOYEE BENEFITS. During the Employment Term, Executive shall be provided employee benefits (the "Employee Benefits") as shall be maintained by the Company from time to time on the same basis as the other senior executives of the Company. At the option of Executive, he shall receive a cash payment equal to the amount of health insurance premium the Company would have paid on his behalf in return for which Executive shall opt out of the Company health insurance plan. Executive shall be entitled to four weeks of paid vacation during each 12 month period of this Agreement, or a prorated portion thereof in the event that this Agreement is terminated prior to the expiration of such 12 month period, which shall be immediately accrued in full. The Company shall reimburse Executive for any unused vacation time upon termination of employment as provided hereunder. As a senior executive, Executive shall be expected to remain in communication with the Company during periods of vacation.





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         5.      BUSINESS EXPENSES AND PERQUISITES. The Company shall reimburse such of Executive's travel, entertainment and other business expenses as are reasonably and necessary incurred by Executive during the Employment Term in the performance of his duties hereunder, in accordance with the Company's policies as in effect from time to time applicable to the reimbursement of such expenses incurred by senior executives. Subject to the reasonable approval of the CEO, Executive may have use of a furnished office in the New York City area commensurate with the Executive's needs, taking into account the proportion of his business time spent in such location.. To the extent any expenditure under this paragraph 5 is reportable by Executive and the Company as "wages" or other compensation received by and/or paid to Executive, Executive shall be entitled to receive additional compensation appropriately "grossed up" to cover Executive's tax liability resulting from such reporting and from the receipt of any such additional compensation.

         6. TERMINATION. Except as provided in this Section 6, upon a termination of employment Executive shall be entitled to no other payment or benefit under this Agreement or any other plan or program of the Company, and the entitlements described in this Section 6 shall be his exclusive entitlements in the event of termination of employment.

                 (a)      FOR CAUSE BY THE COMPANY.

                          (i)     Subject to the notification and cure
         provisions of subparagraph (ii) of this Section 6(a), Executive's employment hereunder may be terminated by the Company for "Cause." For purposes of this Agreement, "Cause" shall mean (A) Executive's willful and continued failure substantially to perform his duties





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         hereunder, including duties directed by the Board consistent with the provisions of Section 2(a) (other than as a result of total or partial incapacity due to physical or mental illness), (B) material dishonesty in the performance of Executive's duties hereunder, (C) an act or acts on Executive's part constituting a felony under the laws of the United States or any state thereof, excluding acts imputed to Executive by reason of his position as EVP of the Company, or (D) any other willful act or omission which is materially injurious to the Company and its subsidiaries and affiliates, taken as a whole, financially or otherwise (including but not limited to breach of the non-competition and confidentiality covenants set forth in Sections 7 and 8 hereof). For purposes of clause (D) of this Section 6(a)(1), an act or failure to act, on the part of Executive, shall be deemed "willful" if done, or omitted to be done, by Executive not in good faith and without reasonable belief that the act or omission was in or not opposed to the best interests of the Company.

                          (ii)    If the Company proposes to terminate
         Executive's employment hereunder for Cause pursuant to clause (A) of
         Section 6(a)(i), the Company shall give Executive written notice. Such notice shall be given with sufficient particularity that Executive will have an opportunity to correct the situation to the reasonable satisfaction of the Company within 60 days. If such correction is not so made, the Company may, within 60 days after the expiration of the time within which Executive had the opportunity to correct such situation, give written notice to Executive that it is terminating his employment for Cause effective forthwith with the effect stated in this Section 6(a).





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                          (iii)   If Executive is terminated for Cause, he
         shall be entitled to receive his Base Salary through the date of termination. All other benefits due Executive following Executive's termination of employment pursuant to this Subsection 6(a) shall be determined in accordance with the plans, policies and practices of the Company.

                 (b) DISABILITY OR DEATH. Unless terminated sooner pursuant to the provisions of this Agreement, Executive's employment hereunder shall terminate upon (i) his death or (ii) at the Company's election if Executive becomes physically or mentally incapacitated and is therefore unable for a period of 3 consecutive months to perform his duties (such incapacity is hereinafter referred to as "Disability"). Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement.

         Upon termination of Executive's employment hereunder by reason of death, Executive's estate shall receive continued payment of his Base Salary at the rate in effect at the time of Executive's death through the end of the month in which his death occurs. Upon termination of Executive's employment hereunder by reason of Disability, Executive shall receive continued payment of his Base Salary through the date on which Executive





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is first eligible to receive payment of disability benefits in lieu of Base
Salary to the maximum extent permitted under the Company's employee benefit plans as then in effect. All other benefits due Executive following Executive's termination by reason of Disability or death shall be determined in accordance with the plans, policies and practices of the Company.

                 (c) WITHOUT CAUSE BY THE COMPANY. Executive's employment may not be terminated by the Company without "Cause" (other than by reason of death or Disability) except upon six (6) months prior written notice, which notice may be given only as of the end of a fiscal quarter and, in any event, shall not be effective prior to the first anniversary of the Commencement Date. Executive shall receive continued payment of Base Salary through the Balance of the Employment Term (in the same amounts and at the same times as if there had been no such termination of employment) together with any bonus payment which may have been authorized by the Company and to which he would have been entitled payable on the date it otherwise would have been paid but for the termination without cause. Executive shall continue to receive health and welfare benefits, and all other Employee Benefits, through the balance of the Employment Term (as if there had been no such termination of employment). All other benefits due Executive following Executive's termination of employment by the Company without Cause shall be determined in accordance with the plans, policies and practices of the Company.

                 (d) TERMINATION BY EXECUTIVE. Subject to the notification and cure provisions of this Section 6(d), Executive may terminate his employment for Good Reason





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pursuant to this Section 6(d) and thereupon shall be entitled to the same payments and benefits as described in Section 6(c) above. For purposes of this
Section 6(d), "Good Reason" shall mean the occurrence of any of the following events without the prior written consent of Executive: (i) removal of Executive from his position as EVP other than for Cause, death or Disability, (ii) a failure by the Company to pay Executive any amounts due, or to provide Executive with any of the benefits granted to Executive hereunder or (iii) a material reduction or change inconsistent with the provisions of Section 2(a) in Executive's duties and responsibilities.

         If Executive proposes to terminate his employment for Good Reason pursuant to this Section 6(d), he shall give the Company written notice. Such notice shall be given with sufficient particularity that the Company will have an opportunity to correct the situation to the reasonable satisfaction of Executive within 60 days. If such correction is not so made, Executive may, within 60 days after the expiration of the time within which the Company had the opportunity to correct such situation, give written notice to the Company that he is terminating his employment for Good Reason effective forthwith with the effect stated in this Section 6(d).

         If Executive terminates his employment hereunder other than for Good Reasons as defined in this Section 6(d), he shall be entitled to receive the payments and benefits to which he would be entitled in the event of a termination of employment by the Company for Cause.

                 7. TERMINATION AS A RESULT OF NON-RENEWAL OF THE EMPLOYMENT TERM. If Executive's employment with the Company terminates by reason of the





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expiration or non-renewal of the Employment Term, Executive shall be entitled to receive Base Salary through the end of the Employment Term. All other benefits due Executive following Executive's termination of employment shall be determined in accordance with the plans, policies and practices of the Company.

                 8. NOTICE OF TERMINATION. Any purported termination of employment by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

                 9. NON-COMPETITION. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and accordingly agrees that:

                 (a). During the Employment Term, Executive shall not enter into any competitive endeavors with and shall not undertake any commercial activity which is contrary to the best interests of the Company, including becoming an employee, owner (except for passive investments of not more than 1% of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent or director of any firm or person in any geographic area in which the Company or any of its affiliates conducted any such competing line of business.

                 (b). During the Employment Term and for a period of one year after termination of Executive's employment, Executive shall not directly or indirectly knowingly,





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or under circumstances in which he reasonably should have known, induce any employee of the Company to engage in any activity in which Executive is prohibited from engaging by this Section 9 above or to terminate his employment with the Company and shall not directly or indirectly knowingly, or under circumstances in which he reasonably should have known, employ or offer employment to any such person unless such person shall have ceased to be employed by the Company and such cessation of employment shall have occurred at least three months prior thereto, except that Executive may employ or offer employment to any person whose employment was terminated by the Company (other than at the direction of Executive).

                 11. CONFIDENTIALITY. Executive shall not, during the Employment Term or thereafter, without the prior written consent of the Board, use, divulge, disclose or make accessible to any other person, firm, partnership or corporation any Confidential Information, as hereinafter defined, except (i) while employed by the Company in the business of and for the benefit of the Company or (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative body or legislative body, including a committee thereof, with jurisdiction to order him to divulge, disclose or make accessible such Information; provided, that in the case of any such requirement or purported requirement if, and to the extent permitted by law, Executive shall provide written notice to the Company prior to producing such Information, which notice shall be given at least 10 days prior to the producing of such Information, if practicable, so that the Company may seek a protective order or other appropriate remedy. For purposes of this Agreement, "Confidential





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Information" shall mean all non-public information concerning the business of the Company, including, without limitation, information relating to its financial products, product development, customer lists, relationships with customers, other information about or provided by customers, financial information, business and marketing plans and strategies, operating policies and manuals, securities positions, and current or prospective transactions, except for specific items which become publicly available information other than through a breach by Executive of his fiduciary duty or any confidentiality agreement, including without limitation this Section 11. Executive agrees that upon termination of his employment hereunder for any reason, he shall return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company, except that he may retain personal notes, notebooks and diaries. Executive further agrees that he shall not retain or use for his account at any time any trade name, trademark, service mark or other proprietary business designation used or owned in connection with the business of the Company.

                 12. SPECIFIC PERFORMANCE AND OTHER REMEDIES. Executive acknowledges and agrees that the Company has no adequate remedy at law for a breach or threatened breach of Sections 9 or 10 of this Agreement, and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company (i) without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then





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be available and (ii) shall have no further obligation to make any payments to
Executive. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

                 13. INDEMNIFICATION. The Company shall indemnify Executive against liabilities incurred as a result of or in connection with any actions taken or omitted to be taken in the performance of his duties hereunder to the fullest extent permitted by Delaware law. Executive acknowledges that the Company's Certificate of Incorporation currently provides such indemnification to its officers and directors.

                 14.      MISCELLANEOUS.

                 (a). GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

                 (b). ENTIRE AGREEMENT/AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein and therein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                 (c). NO WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence





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to that term or any other term of this Agreement. Any such waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

                 (d). SEVERABILITY. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in Sections 9 and 10 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that such restrictions are unenforceable restriction against Executive, such provision shall not be rendered void but shall be deemed amended to apply to the maximum extent enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in Section 9 or 10 is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. In the event that any one or more of the other provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                 (e). ASSIGNMENT. This Agreement shall not be assignable by Executive and shall be assignable by the Company only with the consent of Executive.

                 (f). SUCCESSORS; BINDING aGREEMENT. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the parties hereto.

                 (g) COMMUNICATIONS. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be





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deemed to have been duly given when faxed or delivered or two business days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this Agreement or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt; provided that all notices to the Company shall be directed to the attention of the General Counsel with a copy to the Secretary of the Company.

                 (h). WITHHOLDING TAXES. The Company may withhold from any and all amounts payable under this Agreement such Federal state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                 (i).     SURVIVORSHIP. The respective rights and obligations
of the parties hereunder shall   survive any termination of Executive's
employment to the extent necessary to the agreed preservation of such rights and obligations.

                 (j). COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effective as if the signatures thereto and hereto were upon the same instrument.

                 (k). HEADINGS. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                 (l). LIABILITY OF THE COMPANY. Lomas Financial, Inc. and Lomas Mortgage USA, together with their respective affiliates, shall be jointly and severally liable to Executive for the performance of all obligations required of "the Company", as that term





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is used in this Agreement. Executive may seek damages for breach of this
Agreement from Lomas Financial Corporation or Lomas Mortgage USA, Inc. or any affiliate of either of those entities.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                 EXECUTIVE:

                                 /s/ MARK M. FELDMAN
                                 -----------------------------
                                 Mark M. Feldman
                                 Address

                                 COMPANY:

                                 LOMAS FINANCIAL CORPORATION

                                 By: /s/ ERIC D. BOOTH
                                    --------------------------
                                 Its: CEO
                                     -------------------------
                                      Lomas Financial Corporation
                                      1600 Viceroy Drive
                                      Dallas, Texas 75235

                                 LOMAS MORTGAGE USA, INC.

                                 By: /s/ ERIC D. BOOTH
                                    --------------------------
                                 Its: CEO
                                     -------------------------
                                      Lomas Mortgage USA, Inc.
                                      1600 Viceroy Drive
                                      Dallas, Texas 75235





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